EXHIBIT 99.4



                  AVIS FLEET LEASING AND MANAGEMENT CORPORATION

CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND SPECIAL RIGHTS OF SERIES A CUMULATIVE PARTICIPATING REDEEM ABLE CONVERTIBLE PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to the  provisions  of Article 2.13 of the Texas  Business  Corporation
Act,

          Avis Fleet Leasing and Management Corporation, a Texas corporation (the "Company"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by the Company's Articles of Incorporation (the "Articles of Incorporation"), and pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act (the "TBCA"), the Board of Directors is authorized to issue preferred stock, par value $.01 per share ("Preferred Stock"), of the Company in one or more series and the Board of Directors duly approved and adopted the following resolution on June 29, 1999 (the "Resolution") and the Company certifies that such resolution was duly adopted by all necessary action on the part of the Company:

     RESOLVED that, pursuant to the authority vested in the Board of Directors by the Company's Articles of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of Preferred Stock which shall be designated as "Series A Cumulative Participating Redeemable Convertible Preferred Stock", par value $.01 per share, consisting of 7,200,000 shares, having the designation and the powers, preferences, and special rights and the qualifications, limitations and restrictions thereof that are set forth in the Articles of Incorporation and in this Resolution as follows:

     1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of preferred stock designated as the "Series A Cumulative Participating Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 7,200,000. The liquidation preference of the Series A Preferred Stock shall be $50 per share (the "Series A Stated Amount"), plus any dividends accrued but not paid on the Series A Preferred Stock pursuant to Section 3 hereof, whether or not earned or declared, to the date fixed for liquidation, dissolution or winding up of the Company (collectively with the Series A Stated Amount, the "Series A Liquidation Preference"). The date on which the Series A Preferred Stock is first issued is referred to herein as the "Issue Date."

     2. Rank. The Series A Preferred Stock shall rank, with respect to dividend rights, redemption rights and rights upon liquidation, winding up or dissolution, (a)(i) junior to the Series C Cumulative Redeemable Preferred
Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock"), (ii) pari passu to the Series B Cumulative PIK Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock" and, collectively with the Series A Preferred Stock and Series C Preferred Stock, the "Series Preferred Stock") and (iii) senior to the common stock, par value $.01 per share, of the Company (the "Common Stock").

     3. Dividends.

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive and, to the extent of funds legally available therefor, the Board of Directors shall declare and the Company shall pay, cumulative dividends (the "Series A Preferred Dividends") accruing from the Issue Date at the rate of 5% (as may be adjusted pursuant to this Section 3(a), the "Series A Preferred Dividend Rate") of the Series A Stated Amount (or $2.50 per share of Series A Preferred Stock) per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2000, or, if any such date is not a Business Day (as defined herein), on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record of shares of Series A
Preferred Stock as of the immediately preceding December 15 and June 15, respectively (each, a "Record Date"). Series A Preferred Dividends shall be paid in cash; provided, however, that, until the fifth anniversary of the Issue Date, the Company may, at its election, pay any or all of the Series A Preferred Dividends by the issuance of shares of Series B Preferred Stock having an aggregate Series B Stated Amount (as defined in the Series B Certificate (as defined herein)) equal to the amount of the cash dividend that otherwise would have been required to be paid pursuant to this Section 3. Series A Preferred Dividends shall be computed on the basis of a 360-day year of twelve 30-day months and shall be deemed to accrue on a daily basis in any partial months in a period. The Series A Dividend Rate shall automatically be increased to 12% if the Stockholder Approval Condition (as defined herein) is not satisfied on or prior to June 30, 2000, and any such increase shall be retroactive from the Issue Date and the difference between (i) the 12% dividend that shall have retroactively accumulated from the Issue Date through June 30, 2000 and (ii) the 5% dividend that shall have been paid with respect to the period from the Issue Date through June 30, 2000 shall be payable to holders of Series A Preferred Stock on or prior to July 31, 2000.

          (b) In addition to the Series A Preferred Dividends, in the event that the Annual Target (as defined herein) is satisfied by the Combined Business (as defined herein) for a particular fiscal year in which shares of Series A Preferred Stock are outstanding, the holders of shares of Series A Preferred Stock shall be entitled to receive and, to the extent of funds legally available therefor, the Board of Directors shall declare and the Company shall pay, an additional annual dividend (the "Special Dividend") at a rate of 2% of the Series A Stated Amount per annum of the shares of Series A Preferred Stock then outstanding, payable in cash annually on March 15th of the immediately succeeding year.

          (c) Series A Preferred Dividends and, if the Annual Target is satisfied, the Special Dividends shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Accumulated but unpaid dividends shall accrue and cumulate, with respect to the Series A Preferred Dividends, at the Series A Dividend Rate and, with respect to the Special Dividends, as provided in subsection (b) above, and shall be paid, to the extent permitted by the TBCA, on the earliest date on which funds become legally available for the payment thereof.

          (d) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Series A Preferred Stock or any other class or series of capital stock ranking pari passu as to dividends with the Series A Preferred Stock ("Pari Passu Dividend Securities") with respect to any dividend period unless all accrued Series A Preferred Dividends and Special Dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series A Preferred Stock. When dividends are not paid in full, as aforesaid, upon the Series A Preferred Stock and any such Pari Passu Dividend Securities, all dividends declared upon the Series A Preferred Stock and any Pari Passu Dividend Securities shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Pari Passu Dividend Securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and such other Pari Passu Dividend Securities bear to each other.

Unless all accrued Series A Preferred Dividends and Special Dividends on all outstanding shares of Series A Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Common Stock or any shares of any other class or series of capital stock of the Company ranking junior to Series A Preferred Stock as to dividends or as to rights upon liquidation, dissolution or winding up of the Company (collectively, "Junior Securities"); (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities) by the Company or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Pari Passu Dividend Securities or Pari Passu Liquidation Securities (as hereinafter defined) by the Company or any of its subsidiaries.

          (e) Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein described.

          (f) On or prior to March 15 of each year, Seller shall deliver to each holder of Series A Preferred Stock (i) an unaudited balance sheet, statement of operations and statement of cash flows of the Combined Business for the immediately preceding fiscal year and (ii) a detailed schedule setting forth the computation of the EBITDA of the Combined Business for the immediately preceding fiscal year, in each case, certified by the Chief Financial Officer of Parent (as hereinafter defined). Each of the financial statements delivered pursuant to this Section 3(f) shall be prepared from the books and records of the Combined Business in accordance with United States generally accepted accounting principles and practices in effect from time to time, consistently applied, and shall fairly present the financial position and results of operations and cash flows of the Combined Business as of the date and for the period indicated.

          (g) In the event that after the Issue Date any Material Assets (as herein defined) are sold, transferred or otherwise disposed of by the Combined Business (other than dispositions of fleet vehicles in the ordinary course of business, including in connection with a securitization transaction) , in one transaction or a series of transactions, in any fiscal year to any Person (as herein defined) other than Parent or a Subsidiary of Parent, the Annual Target for the year for which any such sale, transfer or disposition occurs and each year thereafter, shall be decreased by an amount equal to the product of (i) the respective Annual Target for such year multiplied by (ii) a fraction (A) the numerator of which equals the EBITDA attributable to the Material Assets so sold, transferred or disposed of for the immediately preceding fiscal year and
(B) the denominator of which equals the Annual Target for the immediately preceding fiscal year.

          (h) As used herein:

               (i) "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York;

               (ii) Subject to any adjustment required pursuant to Section 3(g) hereof, the "Annual Target" shall be the following annual levels of EBITDA of the Combined Business:

               Fiscal Year                           EBITDA
               -----------                           ------

                   1999                           $215,900,000
                   2000                            247,600,000
                   2001                            288,200,000
                   2002                            317,000,000
                   2003                            348,700,000
                   2004                            383,600,000
                   2005                            422,000,000
                   2006                            464,100,000
                   2007                            510,600,000
                   2008                            561,600,000
                   2009                            617,800,000


               (iii) "Combined Business" means (i) for the period prior to the Issue Date, the worldwide vehicle leasing and management and fuel card businesses of PHH Vehicle Management Services, LLC and the other Subsidiaries of PHH Holdings Corporation principally engaged in such business and (ii) from and after the Issue Date, the Company and its Subsidiaries on a consolidated basis, combined with any other business entity, or division thereof, owned directly or indirectly by Parent, that is principally engaged in any of such vehicle leasing and management and/or fuel card businesses;

               (iv) "EBITDA" means for any fiscal year, the net income of the Combined Business for such fiscal year plus, to the extent deducted in determining such net income, interest (other than interest arising out of or relating to (i) liabilities used to fund leases of the Combined Business, (ii) lease liabilities under management programs of the Combined Business or (iii) carrying cost of receivables related to the fuel card businesses of the Combined Business), taxes, depreciation (other than depreciation related to the vehicle fleet) and amortization;

               (v) "Material Assets" means (i) with respect to the adjustment set forth in Section 3(g) hereof, assets of the Combined Business (including the equity securities of any Person included in the Combined Business) to the extent that the aggregate EBITDA that was attributable to such assets exceeded 10% of EBITDA of the Combined Business for the immediately preceding fiscal year and
(ii) with respect to the adjustment set forth in Section 7(k) hereof, assets of the Combined Business (including the equity securities of any Person included in the Combined Business) to the extent that the aggregate EBITDA that was attributable to such assets exceeded 3% of EBITDA of the Combined Business for the immediately preceding twelve-month period;

               (vi)   "Parent"   means  Avis  Rent  A  Car,   Inc.,  a  Delaware
corporation;

               (vii) "Person" means an individual, partnership, limited partnership, limited liability partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or any other entity;

               (viii) "Stockholder Approval Condition" means that all stockholder approvals required under (i) the Amended and Restated Certificate of Incorporation of Parent, (ii) the New York Stock Exchange Shareholder Approval Policy and (iii) the Delaware General Corporation Law to authorize (x) the creation of 15,000,000 shares of class B common stock ("Parent Class B Common Stock"), par value $.01 per share, of Parent, having the terms set forth in the proposed Amendment to the Amended and Restated Certificate of Incorporation of Parent attached as Exhibit A to the Stockholders Agreement dated June 30, 1999 among Parent, the Company and PHH Corporation, and the issuance of such shares to PHH Corporation and (y) the issuance to PHH Corporation of the shares of Class A common stock, par value $.01 per share, of Parent ("Parent Voting Stock" and, together with the Parent Class B Common Stock, the "Parent Common Stock") that are issuable upon the exchange of the Parent Class B Common Stock have been obtained, provided that the Stockholder Approval Condition shall be deemed satisfied, whether or not all of the aforesaid stockholder approvals have been obtained, if Parent has sought to obtain all such approvals at a meeting of its stock holders and Cendant Car Rental, Inc. (or any transferee of shares of Parent Voting Stock held by Cendant Car Rental, Inc.) failed to vote the shares of Parent Voting Stock beneficially owned by it in favor of such proposal or proposals; and

               (ix) "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, business trust, limited liability company or similar entity, in which such Person holds at least a 50% interest with respect to the right to receive dividends and distributions and the right to elect the governing body of such entity.

     4. Liquidation Preference.  Upon any voluntary or involuntary  liquidation, dissolution or winding up of the Company, after payment in full of the liquidation preference (and, to the extent permitted by the TBCA, any accrued and unpaid dividends) payable upon liquidation, dissolution or winding up of the Company on the issued and outstanding shares of Series C Preferred Stock and any other class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding up of the Company (collectively, the "Senior Securities"), each holder of shares of Series A Preferred Stock shall be entitled to payment (out of the assets of the Company available for distribution) of an amount per share of Series A Preferred Stock held by such holder equal to the Series A Liquidation Preference. After payment in full of the Series A Liquidation Preference, such holders shall not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available to be distributed among the holders of preferred stock of the Company shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled under the terms of such securities, then the assets of the Company legally available for distribution shall be distributed (i) first, to the holders of the Senior Securities until such holders receive the full preferential amount and all accrued and unpaid dividends payable to them, (ii) next, to the holders of the Series A Preferred Stock and to the holders of any issued and outstanding shares of any class or series of capital stock of the Company ranking pari passu with the Series A Preferred Stock as to rights upon liquidation, dissolution or winding up of the Company ("Pari Passu Liquidation
Securities") pro rata, in accordance with the full Series A Liquidation Preference and full liquidation preference of such Pari Passu Liquidation Securities and all accrued and unpaid dividends that would be payable with respect to shares of such Pari Passu Liquidation Securities if all amounts payable thereon were paid in full and (iii) next, to the holders of any issued and outstanding shares of any class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding up of the Company. If the assets of the Company available for distribution to the holders of Series A Preferred Stock and the Pari Passu Liquidation Securities shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock and the Pari Passu Liquidation Securities shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full and no amounts shall be paid to holders of any class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding up of the Company. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the Company.

     5. Redemption.

          (a) Redemption at the Option of the Company. The Series A Preferred Stock may be redeemed at the option of the Company, in whole or in part, at any time or from time to time on or after the fifth anniversary of the Issue Date. The Company may redeem the Series A Preferred Stock by payment in cash, for each share of Series A Preferred Stock to be redeemed, in an amount equal to the Series A Liquidation Preference (the "Series A Redemption Price"), upon prior written notice as specified below.

          (b) Mandatory Redemption. As mandatory redemption for the retirement of shares of Series A Preferred Stock, the Company shall redeem, out of legally available funds, on the eleventh anniversary of the Issue Date (the "Mandatory Redemption Date"), all of the shares of Series A Preferred Stock then outstanding (if any) for payment in cash, for each share of Series A Preferred Stock to be redeemed, in an amount equal to the Series A Redemption Price.

          (c) Redemption at the Option of the Holder. Upon a Fundamental Change (as defined herein), each holder of shares of Series A Preferred Stock shall have the right to require the Company to redeem the shares of Series A Preferred Stock held by such holder, in whole or in part, for payment of an amount in cash equal to the Series A Redemption Price for each share of Series A Preferred Stock to be redeemed (the "Cash Payment"); provided, however, that, upon any Fundamental Change constituting a Change of Control (as defined herein) of Parent, such holder may, at its option, elect to receive upon such redemption, in lieu of the Cash Payment, the amount and kind of securities, cash or other assets (the "Alternative Payment") which such holder would have been entitled to receive upon consummation of such Change of Control of Parent if such holder had exercised its Non-Compliance Conversion Right (as defined herein) immediately prior to the effective date (or, if applicable, the record date) of such Change of Control of Parent. The right of each holder to require the Company to redeem shares of Series A Preferred Stock upon a Fundamental Change shall survive the occurrence of any Fundamental Change and shall be enforceable against any Person that is the survivor or successor of such Fundamental Change.

          (d) Dividends; Rights as Holders. On and after any date fixed for redemption (a "Redemption Date"), provided that the Company has made available and set aside an amount of cash at least equal to the aggregate Series A Redemption Price necessary to effect the redemption (or, if applicable, the securities, cash or other assets referred to in subsection 5(c) above), Series A Preferred Dividends and Special Dividends shall cease to accrue on the Series A Preferred Stock called for redemption (except that, in the case of a Redemption Date after a Record Date for the payment of dividends and prior to the related dividend payment date, holders of Series A Preferred Stock on the Record Date shall be entitled on such dividend payment date to receive the dividend payable on such shares and the amount payable in respect of accrued and unpaid dividends at the Redemption Date shall be reduced by such amount payable on such dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Stock shall cease, except the right to receive the payment deliver able upon such redemption, without interest from the Redemption Date.

          (e) Pro Rata Redemption. In the event of a redemption pursuant to subsection 5(a) of only a portion of the then outstanding shares of Series A Preferred Stock, the Company shall effect such redemption on a pro rata basis.

          (f) Notice of Company Redemption; Surrender of Certificates.

               (i) In the event of any mandatory or optional redemption by the Company of shares of Series A Preferred Stock, the Company shall send a written notice of redemption by first class mail to each holder of shares of the Series A Preferred Stock being redeemed, not fewer than twenty (20) days nor more than sixty (60) days prior to the Redemption Date at such holder's registered address (the "Company Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Company Redemption Notice shall state:

                    (A) the Series A Redemption Price;

                    (B) whether all or less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares of the Series A Preferred Stock being redeemed;

                    (C) the Redemption Date;

                    (D) the number of shares of Series A Preferred Stock held by such holder that are being redeemed and that the holder is to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

                    (E) that, in accordance with subsection 5(d), dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Series A Redemption Price.

               (ii) Upon delivery of a Company Redemption Notice, each holder of shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, duly endorsed (or otherwise in proper form for transfer), in the manner and at the place designated in the Company Redemption Notice, and on the Redemption Date the full Series A Redemption Price for such shares in cash shall be payable to the Person (as defined herein) whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (g) Notice of Fundamental Change; Shareholder Redemption; Surrender of Certificates.

               (i) The Company shall send written notice of a Fundamental Change to each holder of Series A Preferred Stock, at such holder's registered address,
(A) on or prior to the tenth Business Day preceding the scheduled consummation of any Change of Control of Parent or the Company and (B) immediately after any Bankruptcy (as defined herein) of Parent. Any such notice shall set forth a detailed description of the Change of Control or Bankruptcy, as the case may be, including without limitation, in the case of a Change of Control, the amount and kind of consideration to be delivered in connection with such Change of Control, and additionally, in the case of a Change of Control of Parent, the amount and kind of securities, cash or other assets which such holder would be entitled to receive upon consummation of such Change of Control if such holder would exercise its Non-Compliance Conversion Right immediately prior to the effective date (or, if applicable, the record date) of such Change of Control.

               (ii) At any time from and after a Fundamental Change, any holder of Series A Preferred Stock may exercise its optional redemption right pursuant to Section 5(c) by delivering a written notice of redemption (a "Shareholder Redemption Notice") to the Company, at the Company's principal place of business, setting forth:

                    (A)  the  name  of  the  holder   exercising   the  optional
redemption right;

                    (B) the number of shares of Series A Preferred Stock to be redeemed; and

                    (C) if the shares of Series A Preferred Stock are being redeemed as a result of a Change of Control of Parent, whether the holder is electing to receive the Cash Payment or the Alternative Payment.

               (iii) Any Shareholder Redemption Notice shall be accompanied by the certificate or certificates representing the shares of Series A Preferred Stock being redeemed, duly endorsed (or otherwise in proper form for transfer), and promptly on receipt thereof, the Company shall pay the full Series A Redemption Price for such shares in cash (or, if the holder elects to receive the Alternative Payment, the securities, cash or other assets referred to in subsection 5(c) above), to the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (h) Prohibition on Redemption after Notice of Conversion. The Company shall not have the right to redeem any shares of Series A Preferred Stock with respect to which the holder thereof has given notice to the Company of its intent to convert such shares into shares of Parent Class B Common Stock in accordance with Section 7 hereof.

          (i) Certain Definitions. As used herein:

               (i) "Fundamental Change" means (A) a Change of Control of the Company or Parent or (B) the Bankruptcy of Parent.

               (ii) "Change of Control" with respect to Parent means (A) a transaction or series of related transactions by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) other than Cendant Corporation, a Delaware corporation ("Cendant"), or an affiliate or successor to Cendant, is or becomes after the Issue Date the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof), of more than
(1) 25% of the total voting power of all voting stock of Parent then outstanding at any time Cendant controls 25% or more of such voting power and (2) 20% of the total voting power of all voting stock of Parent then outstanding at any time Cendant controls less than 25% of such voting power (the "Relevant Percentage");
(B)(1) another corporation merges into Parent or Parent consolidates with or merges into any other corporation or (2) Parent conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of related transactions, other than a conveyance, transfer or lease between Parent and a wholly owned subsidiary of Parent, with the effect that a person or group, other than a person or group which is the beneficial owner of more than the Relevant Percentage of the total voting power of all voting stock of Parent immediately prior to such transaction, becomes the beneficial owner of more than the Relevant Percentage of the total voting power of all voting stock of the surviving or transferee corporation of such transaction or series of related transactions; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted Parent's Board of Directors (together with any new directors whose election by Parent's Board of Directors, or whose nomination for election by Parent's stockholders, was approved by a vote of a majority of the Directors of Parent then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; provided, however that a Change of Control shall not occur solely as a result of a sale or transfer by Cendant and/or its affiliates of shares of capital stock of Parent that are held by Cendant and/or its affiliates.

               (iii) "Change of Control" with respect to the Company means (A) a transaction or series of related transactions by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Ex change
Act) other than Parent, a wholly owned subsidiary of Parent, or Cendant, or an affiliate or successor to Cendant, is or becomes after the Issue Date the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof), of more than 25% of the total voting power of all voting stock of the Company; or (B)(1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation or
(2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of related transactions, other than a conveyance, transfer or lease between the Company and a wholly owned subsidiary of Parent, with the effect that a person or group, other than a person or group which is the beneficial owner of more than 25% of the total voting power of all voting stock of the Company immediately prior to such transaction, becomes the beneficial owner of more than 25% of the total voting power of all voting stock of the surviving or transferee corporation of such transaction or series; provided, however that a Change of Control shall not occur solely as a result of a sale or transfer by Cendant and/or its affiliates of shares of capital stock of the Company that are held by Cendant and/or its affiliates.

               (iv) "Bankruptcy," with respect to any Person, shall mean (i) a court or governmental agency having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

     6. Voting Rights

          (a) Except as otherwise provided herein or required by the TBCA, holders of outstanding shares of Series A Preferred Stock shall have no voting rights. The holders of outstanding shares of Series A Preferred Stock shall be entitled to notice, in accordance with the Company's bylaws, of all meetings of shareholders of the Company.

          (b) The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as a single class, (i) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities (other than the shares of Series C Preferred Stock issued on or prior to the Issue Date) or Pari Passu Dividend Securities or Pari Passu Liquidation Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase shares of any class or series of Senior Securities or Pari Passu Dividend Securities or Pari Passu Liquidation Securities, (ii) amend or otherwise alter the Articles of Incorporation or this Certificate of Designation in any manner that adversely affects the rights, preferences, privileges or voting rights of holders of shares of Series A Preferred Stock, (iii) authorize the issuance of any additional shares of Series A Preferred Stock, or (iv) reincorporate the Company (through merger or otherwise) in a jurisdiction other than Texas prior to the second anniversary of the Issue Date.

          (c) In any case in which the holders of shares of Series A Preferred Stock shall be entitled to vote pursuant to subsection (b) above or pursuant to the TBCA, each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held.

          (d) Notwithstanding the foregoing, pursuant to Section 2.30-1 of the TBCA, the shareholders of the Company agree as follows:

               (i) except as otherwise provided herein, the holders of shares of Series A Preferred Stock shall not be entitled to vote upon, nor shall the affirmative vote of any holders of shares of Series A Preferred Stock be required to authorize or approve, any (A) sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, with or without the goodwill of the Company, and whether or not in the usual and regular course of the Company's business or (B) merger (as defined in Section 1.02 of the TBCA), consolidation or other business combination, or any provision thereof, to which the Company is a party or as a result of which the Company's business or assets are affected;

               (ii) the provisions of this subsection 6(d) shall be valid and effective for the entire term of existence of the Company;

               (iii) the provisions of this subsection 6(d) may be amended by, and only by, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a class, and the holders of at least two-thirds of the outstanding shares of each series of Series Preferred Stock outstanding, each such series voting separately as a single class;

               (iv) the shareholders of the Company intend and agree that, pursuant to Section 2.30-1 of the TBCA, the agreements among the shareholders of the Company as stated in this subsection 6(d) shall be effective among the Company and all present and future shareholders of the Company even though such agreements are inconsistent with one or more provisions of the TBCA, including, but not limited to, Section 4.03 of the TBCA; and

               (v) Each share of Series A Preferred Stock shall be endorsed with a legend substantially in the following form:

     "THE CERTIFICATE OF DESIGNATION COVERING THE TERMS OF THIS SECURITY ELIMINATES CERTAIN VOTING RIGHTS OF HOLDERS OF SERIES A PREFERRED STOCK OF THE CORPORATION THAT MIGHT OTHERWISE BE AVAILABLE TO SUCH HOLDERS UNDER THE TEXAS BUSINESS CORPORATION ACT."

     7. Conversion Rights

          (a) Optional Conversion

               (i) Subject to the terms and conditions hereof, holders of shares of Series A Preferred Stock shall have the right (the "Performance Conversion Right") to convert any or all of the shares of Series A Preferred Stock into that whole number of fully paid and nonassessable shares of Parent Class B Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the Performance Conversion Rate (as defined herein) then in effect, at any time and from time to time upon and after the date on which the applicable EBITDA Threshold (as defined herein) shall have been satisfied for the preceding year, provided that, at any time prior to the time of such conversion, the Market Price (as defined herein) of the Parent Voting Stock on any Trading Day (as defined herein) shall have equaled or exceeded $50.

               (ii) Subject to the terms and conditions hereof, holders of shares of Series A Preferred Stock shall have the right (the "Non-Compliance Conversion Right") to convert any or all of the shares of Series A Preferred Stock held by such holder into that whole number of fully paid and nonassessable shares of Parent Class B Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the Market Conversion Rate (as defined herein) then in effect, at any time and from time to time, upon and after:

                    (x) any failure by the Company to make any redemption payment with respect to (A) the Series A Preferred Stock when due in accordance with Section 5 hereof or (B) the Series B Preferred Stock when due in accordance with Section 5 of the Certificate of Designation of the Series B Preferred Stock (the "Series B Certificate of Designation"); or

                    (y) a breach of, or failure by the Company to perform or observe, its obligations hereunder with respect to (A) the payment of the Series A Preferred Dividends or Special Dividends or the payment of any dividends with respect to the Series B Preferred Stock or any Junior Securities, or (B) the taking of any action requiring the approval or consent of the holders of (1) the Series A Preferred Stock pursuant to Section 6 hereof or the TBCA or (2) the Series B Preferred Stock pursuant to Section 6 of the Series B Certificate of Designation or the TBCA, without the requisite approval or consent; or

                    (z) the issuance of additional shares of Series A Preferred Stock or Series B Preferred Stock or the reissuance of any shares of Series A Preferred Stock or Series B Preferred Stock after reacquisition by the Company in violation of Section 9 hereof or comparable provision of the Series B Certificate of Designation.

               (iii) Subject to the terms and conditions hereof, from and after the fifth anniversary of the Issue Date, the Company shall have the right (the "Call Right") to convert (the "Mandatory Conversion") all (but not less than all) of the shares of Series A Preferred Stock into that whole number of fully paid and nonassessable shares of Parent Class B Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted, multiplied by the Performance Conversion Rate then in effect, provided that the Market Price of Parent Voting Stock shall have exceeded $55 (the "Mandatory Conversion Minimum Price") (subject to adjustment as provided in subsection (n) below) for at least twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending within five (5) Trading Days of the date on which the Mandatory Conversion Notice (as defined below) is delivered to holders of the Series A Preferred Stock.

          (b) Automatic Conversion. All outstanding shares of Series A Preferred Stock shall automatically convert (the "Automatic Conversion") into that whole number of fully paid and nonassessable shares of Parent Class B Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the Market Conversion Rate then in effect upon the Bankruptcy of the Company or any Subsidiary of the Company that is a Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X, or any successor rule thereto) of Parent or a group of Subsidiaries of the Company that taken together (as of the latest audited consolidated statement of Parent) would constitute a Significant Subsidiary of Parent (a "Conversion Event").

          (c) Subject to and upon compliance with the provisions of this Section 7, holders of shares of Series A Preferred Stock shall exercise a Performance Conversion Right or Non-Compliance Conversion Right by surrender of such shares of Series A Preferred Stock to be converted to the Secretary of the Company, such surrender to be made in the manner provided in paragraph (d) of this
Section 7; provided, however that the right to convert shares called for redemption pursuant to Section 5 shall terminate at 5:00 p.m. (New York time) on the date that is five Business Days prior to the date fixed for such redemption, unless the Company shall default in making payment of the Series A Redemption Price.

          (d) Exercise of Conversion Right; Surrender of Certificates. In order to exercise the Performance Conversion Right or the Non-Compliance Conversion Right pursuant to Section 7(a), and upon any (i) Mandatory Conversion pursuant to Section 7(a) or (ii) Automatic Conversion pursuant to Section 7(b), a holder of shares of Series A Preferred Stock (a "Converting Holder") shall surrender the certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed in blank, to the Secretary of the Company, accompanied by written notice addressed to the Company specifying the number (in whole shares) of such Converting Holder's shares of Series A Preferred Stock evidenced by such certificate or certificates to be converted and the name or names in which such Converting Holder wishes the certificate or certificates for Parent Class B Common Stock to be issued; in case such notice shall specify that Parent Class B Common Stock be issued in a name or names other than that of such Converting Holder, such notice shall be accompanied by a duly executed instrument of transfer reasonably satisfactory to the Secretary of the Company and payment of all transfer or similar taxes (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid or are not payable) payable upon the issuance of Parent Class B Common Stock in such name or names. As promptly as practicable after the surrender of such shares of Series A Preferred Stock as aforesaid, but in any event not later than the third Business Day after such surrender, the Company shall deliver or cause to be delivered to any Converting Holder, or such other Person upon the written order of such Converting Holder, a certificate or certificates for the number of whole shares of Parent Class B Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions hereof and any cash payment in lieu of any fractional shares of Parent Class B Common Stock, as provided in paragraph (e) below. The Company shall issue certificates for the balance of any remaining shares of Series A Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted.

          (e) Notice.

               (i) In the event the Company exercises its Call Right, the Company shall send by first class mail to each holder of Series A Preferred Stock by first class mail, at such holder's registered address, a written notice that states that it is exercising its Call Right (the "Mandatory Conversion Notice") and sets forth:

                    (A) The Performance Conversion Rate then in effect;

                    (B) The number of shares of Parent Class B Common Stock that each share of Series A Preferred Stock is convertible into and that the holder is to surrender to the Company, in accordance with Section 7(d) hereof, the certificate or certificates representing all of the shares of Series A Preferred Stock owned by such holder; and

                    (C) The (20) Trading Day period and Market Price of Parent Voting Stock used to determine that the condition based upon the Market Price of Parent Voting Stock set forth in subparagraph 7(a)(iii) is satisfied.

               (ii) Upon the occurrence of a Conversion Event, the Company shall immediately send a written notice thereof to each holder of Series A Preferred Stock, at such holder's registered address, immediately after any Conversion Event.

          (f) Fractional Shares. No fractional shares of Parent Class B Common Stock or securities representing fractional shares of Parent Class B Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional shares of Parent Class B Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Company shall pay to the Person or Persons to whom any such share is to be delivered a cash adjustment in respect of such fractional interest in an amount (computed to the nearest cent) equal to the value of such fractional shares of Parent Class B Common Stock based upon the Parent Average Price, provided that, for purposes of this clause (f), all Series A Preferred Stock beneficially owned by a Person and all affiliates of such Person shall be treated as beneficially owned, and converted, by a single Person.

          (g) Time of Conversion. Each conversion of Series A Preferred Stock shall be deemed to have been effected (i) with respect to an exercise of either the Performance Conversion Right or the Non-Compliance Conversion Right, immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered for conversion to the Secretary of the Company in accordance with the terms of this Certificate of Designation, (ii) with respect to a Mandatory Conversion, immediately prior to the close of business on the date the Mandatory Conversion Notice is delivered, and (iii) with respect to an Automatic Conversion, at the close of business on the date immediately prior to the effective date of such Conversion Event. The Person or Persons in whose name or names any certificate or certificates for Parent Class B Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Parent Class B Common Stock represented thereby at such time on such date and, except as provided herein, all rights with respect to the Series A Preferred Stock surrendered, or required to be surrendered but not yet surrendered at the time of conversion, shall forthwith terminate except the right to receive Parent Class B Common Stock or other securities or property issuable or deliverable in respect of such conversion.

          (h) Dividends. A holder of shares of Series A Preferred Stock on a Record Date shall be entitled to receive the Series A Preferred Dividend or Special Dividend, as the case may be, payable on such Series A Preferred Stock on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or the Company's default in payment of such dividend due on the dividend payment date. Upon the conversion of any shares of Series A Preferred Stock are converted, all dividends declared and unpaid on the shares of Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable; and, to the extent the Company has legally available funds therefor, payment by the Company of such declared and unpaid dividends shall accompany the shares of Parent Voting Stock issued upon such conversion.

          (i) As used herein, "Market Price" shall mean, as of the date of determination, (A) the closing price per share of Parent Voting Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Parent Voting Stock is then listed or admitted to trading; or
(B) if the Parent Voting Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Parent Voting Stock on such date; or (C) if there shall have been no trading on such date or if the Parent Voting Stock is not so designated, the average of the reported closing bid and asked prices of the Parent Voting Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (D) if none of (A), (B) or (C) is applicable, a market price per share determined at the Company's expense by an appraiser chosen by mutual agreement of the Company and the holders of a majority of the shares of Series A Preferred Stock. Any determination of the Market Price by an appraiser shall be based on a valuation of the Parent as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock of Parent.

          (j) As used herein, "Trading Day" shall mean (i) if the Parent Voting Stock is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock exchange or that other national security exchange is open for business or (ii) if the Parent Voting Stock is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

          (k) As used herein, the "EBITDA Threshold" shall be the following levels of EBITDA of the Combined Business (measured monthly on a rolling twelve-month basis): (i) $250,000,000, if the twelve-month period which is being measured ends in 1999; (ii) $260,000,000, if the twelve-month period which is being measured ends in 2000; and (iii) $150,000,000, if the twelve-month period which is being measured ends in 2001 or any year thereafter. In the event that after the Issue Date any Material Assets are sold, transferred or otherwise disposed of by the Combined Business (other than dispositions of fleet vehicles in the ordinary course of business, including in connection with a securitization transaction), in one transaction or a series of transactions, in any twelve-month period to any Person other than Parent or a Subsidiary of Parent, the EBITDA Threshold for such twelve-month period in which any such sale, transfer or disposition occurs and each twelve-month period thereafter, shall be decreased by an amount equal to the product of (i) the respective EBITDA Threshold for such period multiplied by (ii) a fraction (A) the numerator of which equals the EBITDA attributable to the Material Assets so sold, transferred or disposed of for the immediately preceding twelve-month period ending on the month immediately preceding the month such sale, transfer or disposition occurs and (B) the denominator of which equals the EBITDA Threshold for the immediately preceding twelve-month period ending on the month immediately preceding the month such sale, transfer or disposition occurs.

          (l) As used herein, the "Market Conversion Rate" shall be equal to the quotient obtained by dividing: (i) the per share Series A Stated Amount by (ii) the average trading price (the "Parent Average Price") per share of Parent Voting Stock for the thirty (30) Trading Days immediately preceding the close of business on the date of the Conversion Event or, with respect to the exercise of the Non-Compliance Conversion Right, the date of the holder's conversion notice, as the case may be; provided, however, that such Market Conversion Rate shall be adjusted and readjusted from time to time as provided in subsection (n) below and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by subsection (n) below.

          (m) As used herein, the "Performance Conversion Rate" shall be equal to the quotient obtained by dividing: (i) the per share Series A Stated Amount by (ii) $50; provided, however, that such Performance Conversion Rate shall be adjusted and readjusted from time to time as provided in subsection (n) below and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by subsection (n) below.

          (n) The Performance Conversion Rate and the Market Conversion Rate (together, the "Conversion Rate") and the number and type of securities to be received upon conversion of the Series A Preferred Stock shall be subject to adjustment from time to time after the Issue Date as follows:

               (i) If Parent shall, after the Issue Date and prior to conversion of the Series A Preferred Stock: (A) declare a dividend on the Parent Common Stock payable in shares of Parent Common Stock; (B) split or subdivide the outstanding Parent Common Stock into a greater number of shares; (C) combine the outstanding Parent Common Stock into a smaller number of shares; or (D) issue any Parent Common Stock by reclassification of Parent Common Stock (each, an "Adjustment Event"), then, in any such event, (1) the Performance Conversion Rate in effect at the time of the effective date of such Adjustment Event shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such time shall thereafter be entitled to receive the aggregate number of shares of Parent Class B Common Stock which such holder would have owned or been entitled to receive immediately following any Adjustment Event had such shares of Series A Preferred Stock been converted into Parent Class B Common Stock immediately prior to the effective date of such Adjustment Event or, if applicable, any record date with respect thereto and the resulting Parent Class B Common Stock had been subject to such Adjustment Event, and (2) the Mandatory Conversion Minimum Price and Optional Conversion Minimum Price shall be appropriately adjusted. An adjustment made pursuant to this subsection (n) shall become effective as of the effective date of such Adjustment Event.

               (ii) If after the Issue Date and prior to the conversion of the Series A Preferred Stock, an Adjustment Event shall occur, then in any such event the Market Price for each Trading Day, if any, included in determining the Market Conversion Rate for any subsequent exercise of the Non-Compliance Conversion Right or for any Conversion Event, to the extent such Market Price does not give effect to such Adjustment Event (it being agreed that the Market Price for shares of Parent Voting Stock traded "ex-dividend" will be deemed to give effect to such Adjustment Event), will be modified, using the principles set forth in clause (n)(i) above, to give effect to such Adjustment Event.

               (iii) In case of any capital reorganization or reclassification of the outstanding Parent Common Stock, or in case of any consolidation or merger of Parent with or into another corporation, or in the case of a sale of all or substantially all of Parent's assets or capital stock to another Person (each of the foregoing being referred to as a "Transaction"), each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Parent Class B Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Parent Class B Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Parent Common Stock in any tender or exchange offer that is a step in such Transaction), provided that in any Transaction in which (i) Parent is the surviving corporation and the holders of Parent Voting Stock immediately prior to the consummation of such Transaction continue, after giving effect to such Transaction, to own the same percentages of the Parent Voting Stock or (ii) Parent is not the surviving corporation but the holders of Parent Voting Stock immediately prior to the consummation of such Transaction continue to own the same percentages of the voting common stock of the surviving corporation, after giving effect to such Transaction, no adjustment shall be required under this clause (iii) except, in the case where Parent is not the surviving corporation, that the Class A Preferred Stock shall become convertible into shares of non-voting common stock of the surviving corporation which in all respects shall be identical in rights (including, without limitation, conversion rights), preferences and powers of the Parent Class B Common Stock and the voting common stock of the surviving corporation shall be identical in rights, preferences and voting powers of the Parent Voting Stock. In any such case, if necessary, appropriate adjustment (as determined in good faith by the Board of Directors of Parent) shall be made in the application of the provisions set forth in this paragraph (iii) with respect to rights and interests thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the holders of Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Series A Preferred Stock remaining outstanding. In case securities or property other than Parent Class B Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph (iii) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          Notwithstanding anything contained herein to the contrary, Parent shall not effect any Transaction unless, prior to, or at the time of, the consummation thereof, the successor corporation (if other than Parent) shall assume, by written instrument mailed to each record holder of Series A Preferred Stock at the addresses of each as shown on the books of the Company maintained by the Secretary of the Company, the obligation to deliver to such holder such cash and such securities to which, in accordance with the foregoing provisions, such holder is entitled and such successor entity shall have mailed to each record holder of Series A Preferred Stock at the addresses of each as shown on the books of the Company maintained by the Secretary of the Company, an opinion of independent counsel for such successor entity stating that such assumption agreement is a valid, binding and enforceable agreement of such successor entity (subject to customary exceptions).

                   (iv) In the event that, at any time as a result of an adjustment made pursuant to (iii) above, any holder of shares of Series A Preferred Stock thereafter converted shall become entitled to receive any share of capital stock of Parent other than shares of Parent Class B Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to those with respect to the Parent Class B Common Stock.

                   (v) In case at any time or from time to time, Parent shall make any distribution to the holders of Parent Common Stock, or shall offer for subscription pro rata to the holders of Parent Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of Parent Common Stock or consolidation or merger of Parent with or into another corporation, or any sale or conveyance to another corporation of the property of Parent as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of Parent, then, in any one or more of said cases, Parent shall give at least fourteen (14) calendar days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the record holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Company maintained by the Secretary of the Company of the date on which (a) the books of Parent shall close or a record shall be taken for such distribution or subscription rights or (b) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided, that in the case of any Transaction to which subsection (iii) applies, Parent shall give at least thirty (30) calendar days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of Parent Common Stock and of the Series A Preferred Stock shall participate in said distribution or subscription rights or shall be entitled to exchange their shares of Parent Common Stock or Series A Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance.

                   (vi) In case any event shall occur as to which the provisions of this subsection (n) are not strictly applicable but the failure to make any adjustment would not fairly protect the holders of Series A Preferred Stock in accordance with the essential intent and principles of this subsection (n), then, in each such case, Parent shall appoint a firm of independent certified public accountants of recognized standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this subsection (n) necessary to preserve the rights of the holders of Series A Preferred Stock. Upon receipt of such opinion and approval of such opinion by a majority of the Board of Directors of Parent, Parent shall promptly mail a copy thereof to the then holders of Series A Preferred Stock and shall make the adjustments described therein.

                   (vii) Upon any adjustment of the Conversion Rate then in effect and any related increase or decrease in the number of shares of Parent Class B Common Stock issuable upon the operation of the conversion set forth in this Section 7, then, and in each such case, Parent shall promptly deliver to the Secretary of the Company a certificate signed by an officer of Parent setting forth the event requiring the adjustment or conversion and the method by which such adjustment or conversion was calculated and specifying the Performance Conversion Rate then in effect following such adjustment and the related increased or decreased number of shares of Parent Class B Common Stock issuable upon conversion, if applicable. Parent shall also promptly after the making of such adjustment or the determination of such conversion give written notice to the record holders of the Series A Preferred Stock at the address of each holder as shown on the books of the Company maintained by the Secretary of the Company, which notice shall state the Performance Conversion Rate then in effect, as adjusted, and the related increased or decreased number of shares of Parent Class B Common Stock issuable upon the exercise of the right of conversion granted by this Section 7 or the determination of such conversion, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment or conversion. Where appropriate, such notice to record holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of subsection (v).

                   (viii) All calculations under this subsection (n) shall be made to the nearest cent or to the nearest one-hundredth of shares of Parent Class B Common Stock, as the case may be. Notwithstanding any other provision of this subsection (n), Parent shall not be required to make any adjustment to the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Rate. Any lesser adjustment shall be carried forward and, in such event, shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.0% in the Conversion Rate. Any adjustments under this subsection (n) shall be made successively whenever an event requiring such an adjustment occurs.

     8. Merger, Consolidation or Combination. The Company shall not be a party to a Change of Control prior to the second anniversary of the Issue Date unless such Change of Control is pursuant to a merger in which (a) the Company shall survive and shall thereafter remain a Texas corporation and (b) the Series A Preferred Stock shall continue to be outstanding following the effectiveness of such merger and the rights, powers, preferences and qualifications of the Series A Preferred Stock, as set forth in this Certificate of Designation, shall be unaffected by such merger. If the Company is a party to a Change of Control following the second anniversary of the Issue Date and Parent does not own directly or indirectly all of the issued and outstanding Common Stock, each holder of the Series A Preferred Stock shall have the option to elect to receive, upon the consummation of such transaction, cash consideration in an amount no less than the amount of the Series A Redemption Price.

     9. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been surrendered for conversion, redeemed or reacquired in any manner shall be retired and shall not be reissued as shares of Series A Preferred Stock and shall (upon compliance with any applicable provisions of the TBCA) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any other series of Preferred Stock; provided, however, that so long as any shares of Series A Preferred Stock are outstanding, any issuance of shares of such other series of preferred stock shall be in compliance with the terms hereof.

     10. Transferability. Shares of Series A Preferred Stock shall be free from any and all restrictions on transfer, except as otherwise required by applicable federal and state securities laws.

     11. Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     12. Financial Information; Notices.

          (a) For so long as any share of Series A Preferred Stock is outstanding, the Company shall provide to the holders of the Series A Preferred Stock, (i) not later than the 120th day after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statement of income for such fiscal year, prepared in conformity with generally accepted accounting principles ("GAAP") in all material respects (but without the statement of cash flows and complete financial statement footnotes required by GAAP), setting forth in each case in comparable form the figures for the previous fiscal year and (ii) not later than the 60th day following the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statement of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, in each case prepared in accordance with GAAP in all material respects (but without the statement of cash flows and complete financial statement footnotes required by
GAAP).

          (b) The above financial information, and all notices required to be delivered to the holders of the Series A Preferred Stock shall be delivered initially to the following addresses or to such other addresses specified in writing by the holders of the Series A Preferred Stock:

          PHH Corporation
          6 Sylvan Way
          Parsippany, New Jersey 07054
          Attention:  General Counsel

          With a copies to:

          Cendant Corporation
          9 West 57th Street
          37th Floor
          New York, New York  10019
          Attention:  General Counsel

          and

          Skadden, Arps, Slate, Meagher & Flom LLP
          One Rodney Square
          Wilmington, Delaware 19801
          Attention:  Patricia Moran Chuff, Esq.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Avis Fleet Leasing and Management Corporation has caused this Certificate of Designation to be signed by Kevin M. Sheehan, its Executive Vice President and Gerard J. Kennell, its Vice President, this 29th day of June, 1999.


                                            AVIS FLEET LEASING AND
                                            MANAGEMENT CORPORATION

                                            By: /s/ Kevin M. Sheehan
                                               --------------------------------
                                               Name:   Kevin M. Sheehan
                                               Title:  Executive Vice President

                                            By: /s/ Gerard J. Kennell
                                               --------------------------------
                                               Name:   Gerard J. Kennell
                                               Title:  Vice President

          By the execution set forth below, Avis Rent A Car, Inc., as the holder of all of the shares of Common Stock of Avis Fleet Leasing and Management Corporation, hereby evidences its approval of and agreement with the provisions of Section 6(d) of this Certificate of Designation.


                                            AVIS RENT A CAR, INC.

                                            By: /s/ Kevin M. Sheehan
                                               --------------------------------
                                               Name:   Kevin M. Sheehan
                                               Title:  Executive VicePresident


                                            By: /s/ Gerard J. Kennell
                                               -------------------------------
                                               Name:  Gerard J. Kennell
                                               Title:    Vice President